Exhibit 10.23

PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN Effective as of January 1, 2021 (as amended)

Final Document

JPMorgan Chase & Co.
PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN
Effective as of January 1, 2021 (as amended)

SECTION 1 PREAMBLE
The purpose of the Performance-Based Incentive Compensation Plan (“Plan”) is to provide a program that aligns annual performance-based incentive compensation awards to the performance of Eligible Employees during such period, taking into account the performance of JPMorgan Chase & Co., the Participating Company, the Business Unit employing the Eligible Employee and the Eligible Employee. The Plan is designed to attract, motivate and retain those individuals employed by JPMorgan Chase & Co. and its Subsidiaries with an opportunity to receive performance-based incentive compensation as well as reinforce personal accountability. Long-term incentive awards are valuable to align the long-term interests of employees with those of our shareholders by emphasizing sustained value and reinforcing personal accountability, as well as supporting the long-term safety and soundness of the Company with provisions allowing for cancellation or claw-back of awards when warranted.
Nothing in this Plan shall be construed to alter the at-will employment relationship between the Employees and any Participating Company. The provisions of this Plan reflect the policies of the Participating Companies in providing performance-based incentive compensation years prior to the Effective Date.
Further, this Plan is intended to be a performance-based compensation plan within the meaning of Section 409A of the Internal Revenue Code and Treasury regulations promulgated thereunder. By way of further clarification, Section 4.3 of the Plan is intended to satisfy the final Treasury regulations dealing with subjective performance criteria.
SECTION 2 DEFINITIONS
The following terms shall have the meaning set forth below, unless a different meaning is plainly required by the context.
(a)“Award” shall mean an amount of performance-based incentive compensation determined under the Plan, which may be paid in the form of cash, restricted stock units, options, stock appreciation rights or such other form of compensation as JPMorgan Chase may specify.
(b)“Award Agreement” shall mean a document provided to a recipient of an Award that evidences the grant of a Stock-Based Award or another form of compensation awarded under the Plan and specifies the terms and conditions of such award.
(c)“Business Unit” shall mean a division, department or a function of a Participating Company.
(d)“Effective Date” shall mean January 1, 2021. This Plan shall be effective for 2021 Performance Year and thereafter.
(e)“Eligible Employee” shall mean an Employee described in Section 4.2.
(f)“Employee” shall mean any person employed by a Participating Company, whether or not an Eligible Employee. An individual is not an Employee for purposes of this Plan if
(i)their compensation is paid solely in the form of a commission or fee under contract,
(ii)they are classified by the Participating Company as an independent contractor or agent, (iii) they are classified by the Participating Company as an employee of an independent contractor or agent, or (iv) they are classified by the Participating Company as any status other than that of a common law employee of the Participating Company, regardless of whether such individual (whether or not described in (i), (ii) or (iii) above) is subsequently determined to be a common law employee of a Participating Company as the result of administrative agency or judicial proceeding.
(g)“JPMorgan Chase” shall mean JPMorgan Chase & Co. or any successor thereto.
(h)“Participating Companies” or “Company” shall mean JPMorgan Chase, any Subsidiary, and/or Legal Entity which, with the consent of JPMorgan Chase, participates in the Plan.
(i)“Payment Date” shall have the meaning ascribed to it in Section 5.3(a).
(j)“Performance Year” shall mean the calendar year unless JPMorgan Chase designates a different period.

PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN Effective as of January 1, 2021 (as amended)
(k)“Plan” shall mean this JPMorgan Chase & Co. Performance-Based Incentive Compensation Plan. Participating Companies and Business Units may refer to the Plan with reference to their internal business names, such as the Investment Bank Incentive Compensation Plan.
(l)“Stock-Based Awards” shall mean any type of award granted pursuant to the JPMorgan Chase & Co. 2005 Long Term Incentive Plan or successor plan.
(m)“Subsidiary” shall mean any corporate entity in which JPMorgan Chase owns directly or indirectly eighty percent or more of the outstanding stock.
(n)“162(m) Plan” shall mean the Key Executive Performance Plan of JPMorgan Chase & Co., a performance-based plan adopted to satisfy the requirements of Section 162(m) of the Code.
SECTION 3 ADMINISTRATION
The Plan shall be administered by JPMorgan Chase which shall have the authority to
•Determine whether a performance-based incentive compensation budget shall be established for any particular Performance Year;
•Select Eligible Employees who may be granted Awards;
•Determine
◦individual performance criteria applicable to an Eligible Employee;
◦whether the individual performance criteria have been satisfied;
•Determine the terms and conditions of Awards and the Award Agreement; including the amount of any Award;
•Interpret the provisions of the Plan and the Award Agreements;
•Establish, amend, and rescind any rules and regulations relating to the Plan; and
•Make all other determinations necessary or advisable for the administration of the Plan.
JPMorgan Chase may also correct any defect, supply any omission, and reconcile any inconsistency in the Plan or in any Award, or between the Plan and any Award Agreement, in the manner and to the extent it shall deem desirable to effectuate the purposes of the Plan.
JPMorgan Chase may delegate its authority and responsibilities under the Plan to any person or persons or committee in its discretion, including Business Units or Participating Companies.
The determinations and actions of JPMorgan Chase or its delegate in the administration of the Plan shall be final, conclusive and binding on all parties.
SECTION 4
PERFORMANCE-BASED COMPENSATION ORGANIZATIONAL AND INDIVIDUAL CRITERIA; PARTICIPATION
4.1Organizational Criteria. The annual performance-based incentive compensation under this Plan is discretionary, subject to the determination of the Compensation and Management Development Committee of the Board of Directors of JPMorgan Chase (or any successor committee); incentive compensation at the organizational level is determined based on a holistic review of performance of the Company and Business Unit, and takes into consideration several key criteria including:
◦Business Results. Client franchise and financial performance are looked at on both an absolute and relative basis. This review may include, but is not limited to, measures such as: Revenue, Net Income, Shareholder value added, and other factors such as client satisfaction, market share, capital and other relevant factors for a business
◦Risk, control, and conduct. Includes material risk, control and conduct issues identified and evaluated through business control processes, Know Your Employee and Code of Conduct processes, and the HR Control Forum
◦Progress against the Company’s strategy framework:
◦Operating exceptional client franchises
◦Maintaining fortress balance sheet and principles
◦Adding long-term shareholder value
◦Alignment to our operating principles:
◦Exceptional Client Service
◦Operational Excellence
◦Commitment to Integrity, Fairness and Responsibility
◦Great Team and Winning Culture

PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN Effective as of January 1, 2021 (as amended)
◦Market competition and trends
◦Other factors. Major staffing decisions and other qualitative factors, including adherence to business principles
4.2Participation in the Plan. JPMorgan Chase or (if so delegated, the Business Unit or Participating Company) may designate an Employee as eligible for an Award (“Eligible Employee”). Such Eligible Employee may receive an Award; provided that
•incentive compensation is established for a Performance Year pursuant to Section 4.1,
•the performance of the Eligible Employee satisfies applicable criteria set forth in Section 4.3 for the Performance Year, as determined by JPMorgan Chase or its delegate.
The amount and the form of any Award shall be determined in the sole and absolute discretion of JPMorgan Chase, including the requirement for the execution by such Eligible Employee of such agreements as JPMorgan Chase shall specify. No individual Awards under this Plan are guaranteed at any time during the Performance Year; provided that in the case of new hire and retention agreements, an Award specified therein may guarantee as to amount but all other terms and conditions of this Plan shall apply.
4.3Individual Performance Criteria. In determining whether an Award shall be made to an Eligible Employee, JPMorgan Chase (or if so delegated, each Business Unit or Participating Company) shall measure the performance of an Eligible Employee based on its assessment of the contributions made to the employing Business Unit during the Performance Year using the subjective performance criteria so determined.
•Profitability – Success in
◦Financial performance as compared to budget, prior year or competitors, including expense controls, net income and other financial measures.
◦Improving the quality of earnings.
◦Achieving expense reduction goals.
◦Maintaining capital and leverage ratios in accordance with targeted levels.

•Investing for Growth – Success in
◦Executing investment plans
◦Achieving real revenue growth by market share gains and performance as compared to competitors.
◦Deepening relations with customers.
◦Leveraging the JPMorgan Chase product platform.

•Executing Major Projects – Success in
◦Reaching mission critical project milestones with respect to, and in completing, major corporate and Business Unit projects.
◦Mitigating operational risks associated with such projects.
◦Ensuring that clients (internal and external) consider the completion of the project as a success.

•Managing People and Developing Talent – Success in
◦Increasing diversity representation.
◦Recruiting, developing, and training top talent.
◦Developing a strong leadership culture.

•Operating with Integrity/Protecting the Franchise – Success in
◦Living up to JPMorgan Chase’s Operating Principles, as well as compliance with the Code of Conduct
◦Maintaining good standing with regulators and sustaining a company wide culture of compliance with law and ethical standards.
◦Avoiding reputational and litigation issues.
◦Maintaining a strong control environment.
◦Managing risk.

•

PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN Effective as of January 1, 2021 (as amended)
•Other criteria
◦Generation of revenue from efforts of an Employee, including that derived from management of a team.
◦Performance of complex work assignments without supervision and level of skill shown in such performance.
◦Adherence to the work ethic of the Business Unit.
◦Performance reviews exceeding expectations.
◦Such other subjective performance-based criteria as JPMorgan Chase may deem appropriate for the particular job function, so long as determined within 90 days after the start of the Performance Year.
In evaluating the performance contribution of an Eligible Employee, those criteria that are not applicable to the job function or role of the Employee shall be disregarded and such determination shall be that solely of JPMorgan Chase. The determination of the applicable criteria and whether the Eligible Employee has satisfied such performance-based criteria sufficiently to be entitled to an Award shall also be in the sole discretion of JPMorgan Chase (or if so delegated, the management of the Business Unit or the Participating Company). Such evaluations shall occur as of the end of the Performance Year. By way of further clarification, the determination that any subjective performance criteria have been met shall not be made by the Eligible Employee or a family member of the Eligible Employee as defined in the final regulations promulgated under Section 409A.
SECTION 5 AWARDS
5.1Determination of Awards. As soon as reasonably practical following the end of the applicable Performance Year, and after having determined the contribution of, and performance made by, an Eligible Employee, JPMorgan Chase (or if so delegated, the Business Unit or Participating Company) shall determine the amount of each individual Award.
5.2Payment of Awards. (a) JPMorgan Chase shall specify a payment/distribution date of the Awards (“Payment Date”) in the calendar year following the end of the Performance Year.
Generally, employees must be actively employed on the Payment Date specified by JPMorgan Chase in order to receive an Award. An individual will generally not receive Awards if they have given notice of termination and/or are no longer employed on the Payment Date.
Accordingly, an Eligible Employee has no interest in an Award until paid.
(b)Each individual Award shall specify the amount or percentage of the performance-based incentive compensation that shall be distributed in the form of cash, Stock- Based Awards or such other form as may be designated by JPMorgan Chase. Notwithstanding the foregoing, if the Award Agreement of a Participant who is not a United States citizen and who works outside of the United States so provides, a Participating Company may deliver property or make contributions to a trust in lieu of providing incentive compensation hereunder.
(c)If JPMorgan Chase so advises and Eligible Employee agrees, the cash portion of any performance-based incentive compensation may be deferred pursuant to the terms of the 2005 Deferred Compensation Program of JPMorgan Chase & Co. and Participating Companies, or any successor plan or any applicable deferral program available to Eligible Employees who are based in locations outside the United States.
(d)The portion of any performance-based incentive compensation payable as a Stock-Based Award shall be granted pursuant to the terms of an approved equity compensation plan or arrangement as determined by JPMorgan Chase in its sole discretion.
(e)It is expressly intended that the Awards whether or not vested or immediately payable are designed to promote continued employment and future services from an Eligible Employee, as well as reward for performance.
(f)All Awards will be reflected in Award Agreements signed by an authorized officer of JPMorgan Chase. No employee or officer of JPMorgan Chase is authorized to make oral promises or representations about Awards under this Plan.

PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN Effective as of January 1, 2021 (as amended)
SECTION 6
TAXES AND OTHER WITHHOLDING

Participating Companies shall have the right to (i) deduct from all amounts payable to any recipient of an Award (whether amounts are payable in cash), and each recipient shall make appropriate arrangements to pay the withholding amounts related to any taxes or other amounts required by law to be withheld, and (ii) offset any amounts otherwise payable hereunder by any amount the recipient owes a Participating Company, to the full extent permitted by law.

SECTION 7
NON-TRANSFERABILITY
No rights hereunder or Awards shall be assignable or transferable except as specified, and no right or interest in any Award shall be subject to any lien, obligation or liability of the Eligible Employee.
SECTION 8
NO RIGHT TO EMPLOYMENT CONTINUED PLAN PARTICIPATION
No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving the Employee recipient the right to be retained in the employ of a Participating Company. In addition, no Award under the Plan made during or in respect of any Performance Year or other period shall confer on an Employee any right or entitlement to, nor shall any Award impose any obligation on a Participating Company to provide, the same or any similar Award in the future, and all Plan awards are made wholly at the sole and unrestricted discretion of JPMorgan Chase. Further, each Participating Company expressly reserves the right at any time to terminate an Employee or Eligible Employee employed by it or free from any liability or any claim under the Plan, except as provided herein or in any Award granted hereunder.
SECTION 9
AMENDMENT AND TERMINATION
JPMorgan Chase may amend or terminate the Plan or any portion hereof at any time and in any manner, provided that the subjective individual performance criteria set forth in Section
4.3 can only be amended prior to the expiration of the Performance Year to which such criteria pertain.
SECTION 10 STATUS OF PLAN
The Plan is intended to constitute an “unfunded” incentive compensation plan. With respect to any payments not yet made to a recipient of an Award by a Participating Company, nothing herein contained shall provide any such individual with any rights that are greater than those of a general, unsecured creditor of the Participating Company. No such individual shall at any time possess any interest whatsoever in the assets of the Participating Company. No payments under this Plan shall be taken into account as salary or other relevant compensation in determining an Employee’s benefits under any compensation, pension or welfare plan (unless the plan specifically permits the inclusion of such Award), program or arrangement maintained by the Participating Company. In addition, the terms of this document and any particular Award document granted to an Employee shall exclusively embody the complete terms of the Plan as applied to such an individual and shall supersede any other documents or representations that in any way relate to any Award.
SECTION 11
WAIVER
No failure on the part of the Participating Company to exercise, and to delay in exercising, any right or power under the Plan shall operate as a waiver of any such right or power; nor shall any single or partial exercise preclude any other or further exercise of a right or power or the exercise of any other right or power.

PERFORMANCE-BASED INCENTIVE COMPENSATION PLAN Effective as of January 1, 2021 (as amended)
SECTION 12 SEVERABILITY
Each provision of the Plan will be interpreted in such manner as to be valid and effective but if any provision shall be ruled invalid or unenforceable in any jurisdiction by any court of competent jurisdiction, the invalidity or unenforceability of such provision in such jurisdiction shall not affect any of the remaining provisions of the Plan and the invalid term shall be deemed to be replaced in such jurisdiction by a valid term which most closely reflects the intent of the Plan.
SECTION 13 ASSIGNMENT
If JPMorgan Chase shall be merged into or consolidated with another entity, this Plan shall be binding upon the entity surviving such merger or resulting from such consolidation. JPMorgan Chase shall require any successor to all or substantially all of JPMorgan Chase’s equity or assets (whether by direct or indirect purchase, merger, consolidation or otherwise) to, either expressly or by operation of law, assume and agree to perform under this Plan as if no such succession had taken place, and all references to the “JPMorgan Chase” herein shall become references to such successor.
SECTION 14 GOVERNING LAW
The validity, construction and effect of the Awards, the Plan and any rules and regulations relating to the Plan shall be determined in accordance with the laws of the State of New York, without regard to conflicts of laws principles.
SECTION 15 EFFECTIVE DATE
The Plan shall be effective as of the Effective Date and shall continue until terminated by the JPMorgan Chase.